CONSENT AND FIRST AMENDMENT TO
               CREDIT AGREEMENT (364-DAY FACILITY)


     THIS CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (364-Day Facility) (this "Amendment") is made and dated as of September 28, 2000, among MATTEL, INC., a Delaware corporation (the "Company"), THE BANKS (as defined below), and BANK OF AMERICA, N.A., as administrative agent for the Banks (in such capacity, the "Administrative Agent"), Citicorp USA, Inc., as syndication agent (in such capacity, the "Syndication Agent") and ABN AMRO Bank N.V., as documentation agent (in such capacity, the "Documentation Agent"), and amends the Credit Agreement (364-Day Facility) dated as of March 31, 2000, among the Company, the financial institutions party thereto from time to time as lenders (individually referred to herein as a "Bank" and collectively as the "Banks") named therein, the Administrative Agent, the Syndication Agent and the Documentation Agent (the "Agreement").

                             RECITAL

     The Company has notified the Banks and the Administrative Agent that it desires to sell or otherwise dispose of the assets and business that the Company has reported as Discontinued Operations in the Consolidated Statement of Operations in the Consolidated Financial Statements filed with the Securities and Exchange Commission in the Company's Current Report on Form 8-K dated July 6, 2000 (the "Discontinued Operations"), and the Banks and the Administrative Agent are willing to consent thereto and to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein.
All references to the Agreement shall mean the Agreement as hereby amended.

     2.   Amendments.  The Company, the Banks and the
Administrative Agent, the Syndication Agent and the Documentation
Agent (collectively, the "Agents") hereby agree to amend the Agreement as follows:

     2.01 The chart in the definition of "Applicable Amount" in
Section 1.01 of the Agreement (Certain Defined Terms) is amended and restated in its entirety as follows:

                                                            Eurodollar   Base
            Senior Unsecured Long- Commitment  Utilization  Rate         Rate
              Term Debt Ratings       Fee         Fee       Loans +      Loans +
            --------------------------------------------------------------------
            A or higher by S&P      8.0        25.0         32.0         00.0
            A2 or higher by
              Moody's
            A or higher by Duff &
              Phelps
            --------------------------------------------------------------------
            A- by S&P              10.0        25.0         40.0         00.0
            A3 by Moody's
            A- by Duff & Phelps
            --------------------------------------------------------------------
            BBB+ by S&P            11.0        25.0         62.5         00.0
            Baa1 by Moody's
            BBB+ by Duff & Phelps
            --------------------------------------------------------------------
            BBB by S&P             13.0        25.0         75.0         00.0
            Baa2 by Moody's
            BBB by Duff & Phelps
            --------------------------------------------------------------------
            BBB- by S&P            17.5        25.0         112.5        25.0
            Baa3 by Moody's
            BBB- by Duff & Phelps
            --------------------------------------------------------------------
            None of above criteria 20.0        25.0         125.0        37.5
            satisfied
            --------------------------------------------------------------------

     2.02 Section 7.05 of the Agreement (Consolidated Funded
Indebtedness to Total Capitalization) is amended and restated in its entirety as follows:

          "7.05     Consolidated Funded Indebtedness to Total
     Capitalization. The Company shall not permit the ratio of the sum of (a) Consolidated Funded Indebtedness plus (b) Combined Purchasers' Investments to the sum of (x) Consolidated Funded Indebtedness plus (y) Combined Purchasers' Investments plus (z) the consolidated net worth of the Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP to exceed (i) at the end of the fiscal quarter ending September 30, 2000, 68%, (ii) at the end of the fiscal year ending December 31, 2000, 58%,
     (iii) at the end of each of the first three fiscal quarters in each fiscal year thereafter, 60%, and (iv) at the end of each fiscal year thereafter, 50%."

     2.03 The chart at the end of the last line of Section I.G of Attachment 1 to Exhibit D to the Agreement (Officers'
Certificate) is amended and restated in its entirety as follows:

                                              Maximum
             Period                           Percentage
--------------------------------------------------------
Fiscal quarter ending September 30, 2000      68%

Fiscal year ending December 31, 2000          58%
--------------------------------------------------------

First 3 fiscal quarters of each               60%
fiscal year thereafter

End of each fiscal year                       50%
thereafter

     3. Representations and Warranties. The Company represents and warrants to the Banks and the Agents:

     3.01 Authorization. The execution, delivery and performance of this Amendment by the Company has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.

     3.02 Binding Obligation. This Amendment and the Agreement are legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

     3.03 No Legal Obstacle to Agreements. Neither the execution of this Amendment, the making by the Company of any borrowings under the Agreement, as amended hereby, nor the performance of the Agreement by the Company has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of the Company. No approval or authorization of any Governmental Person is required to be obtained by the Company to permit the execution, delivery or performance by the Company of this Amendment, the Agreement as amended hereby, or the transactions (other than the sale or disposition of the Discontinued Operations) contemplated hereby or thereby, or the making of any borrowing by the Company under the Agreement, as amended hereby.

     3.04 Incorporation of Certain Representations. The representations and warranties set forth in Section 5 of the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

     3.05 Default.  No Default or Event of Default under the
Agreement has occurred and is continuing.

     4.   Conditions, Effectiveness.  The effectiveness of this
Amendment shall be subject to the delivery of the following to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

     4.01 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Amendment and any note or other instrument or agreement required hereunder.

     4.02 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of the Company.

     5.   Miscellaneous.

     5.01 Consent to Disposition of Discontinued Operations. The Banks and the Agents hereby consent, effective as of September 19, 2000, to the Company's sale or other disposition of the Discontinued Operations, and waive Sections 5.10 and 7.03 and any other section of the Agreement otherwise prohibiting such sale or disposition. This Amendment is specific in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

     5.02 Effectiveness of the Agreements. Except as hereby amended, the Agreement shall remain in full force and effect.

     5.03 Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective as of the effective date written above upon the Company, the Requisite Banks and the Agents signing a copy hereof, and Fisher-Price and Mattel Sales consenting hereto, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

     5.04 Jurisdiction. This Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Consent and First Amendment to Credit Agreement (364-Day Facility) to be duly executed and delivered as of the date first written above.


                              MATTEL, INC.

                              By: /s/ William Stavro
                                -------------------------
                                William Stavro
                                Senior Vice President and
                                Treasurer

                              BANK OF AMERICA, N.A.,
                              as Administrative Agent

                              By: /s/ Gina Meador
                                --------------------------
                                Gina Meador
                                Vice President


                              BANK OF AMERICA, N.A., as a Bank

                              By: /s/ Robert W. Troutman
                                ------------------------------
                                Robert W. Troutman
                                Managing Director

                              CITICORP USA, INC.,
                              as Syndication Agent and a Bank

                              By: /s/ Deborah Ironson
                                ---------------------------
                              Name: Deborah Ironson
                              Title: Vice President

                              ABN AMRO Bank N.V.,
                              as Documentation Agent and a Bank

                              By: /s/ Ellen M. Coleman
                                -------------------------------
                              Name: Ellen M. Coleman
                              Title: Group Vice President

                              By: /s/ Delia B. Fance
                                -------------------------------
                              Name: Delia B. Fance
                              Title: Vice President

                              BANK ONE, NA

                              By: /s/ Stephanie A. Mack
                                -------------------------------
                              Name: Stephanie A Mack
                              Title: Commerical Banking Officer

                              BNP PARIBAS

                              By: /s/ Clive Bettles
                                -------------------------------
                              Name: Clive Bettles
                              Title: Senior Vice President

                              By: /s/ James Culhane
                                -------------------------------
                              Name: James Culhane, CFA
                              Title: Assistant Vice President

                              BARCLAYS BANK PLC

                              By: /s/ Marlene Wechrelblatt
                                -------------------------------
                              Name: Marlene Wechrelblatt
                              Title: Vice President

                              FLEET NATIONAL BANK

                              By: /s/ Jorge A. Schwarz
                                -------------------------------
                              Name: Jorge A. Schwarz
                              Title: Director

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED

                              By: /s/ Vicente L. Timiraos
                                -------------------------------
                              Name: Vincente L. Timiraos
                              Title: Joint General Manager

                              SOCIETE GENERALE, NEW YORK BRANCH

                              By: /s/ Ambrish D. Thanawala
                                -------------------------------
                              Name: Ambrish D. Thanawala
                              Title: Vice President

                              STANDARD CHARTERED BANK

                              By: /s/ Mary Machado-Schammel
                                -------------------------------
                              Name: Mary Machado-Schammel
                              Title: Senior Vice President

                              By: /s/ Ted H. Iwakoshi
                                -------------------------------
                              Name: Ted H. Iwakoshi
                              Title: Assistant Relationship Manager

                              TORONTO DOMINION (TEXAS), INC.

                              By: /s/ Azar S. Azarpour
                                -------------------------------
                              Name: Azar S. Azarpour
                              Title: Vice President

                              WELLS FARGO BANK

                              By: /s/ Catherine M. Wallace
                                -------------------------------
                              Name: Catherine M. Wallace
                              Title: Vice President


                              By /s/ J. Gregory Seibly
                                -------------------------------
                              Name J. Gregory Seibly
                              Title Senior Vice President

                              CREDIT SUISSE FIRST BOSTON

                              By: /s/ Robert N. Finney
                                -------------------------------
                              Name: Robert N. Finney
                              Title: Managing Director

                              By: /s/ Jay Chall
                                -------------------------------
                              Name: Jay Chall
                              Title: Director

                              BANCA DI ROMA

                              By: /s/ Richard Dietz
                                -------------------------------
                              Name: Richard Dietz (97271)
                              Title: Vice President

                              By: /s/ Thomas C. Woodruff
                                -------------------------------
                              Name: Thomas C. Woodruff (97969)
                              Title: Vice President

      CONSENT OF MATTEL SALES CORP. AND FISHER PRICE, INC.
                   TO CONSENT AND AMENDMENT TO
               CREDIT AGREEMENT (364-DAY FACILITY)


     The undersigned Mattel Sales Corp. and Fisher-Price, Inc., as guarantors under their respective Continuing Guaranties dated as of March 31, 2000 (the "Continuing Guaranties") and signatories to any Mattel Sales Subordination Agreement or Fisher Price Subordination Agreement, respectively, (the "Subordination Agreements"), hereby (i) consent to the foregoing Consent and First Amendment to Credit Agreement (364-Day Facility) dated as of the date first written above, among Mattel, Inc., the Banks named therein, Bank of America, N.A., as Administrative Agent, Citicorp USA, Inc., as Syndication Agent and ABN AMRO Bank N.V., as Documentation Agent, (ii) represent and warrant that there is no defense, counterclaim or offset of any type or nature under such Continuing Guaranties or the Subordination Agreements before or after giving effect thereto, and (iii) reaffirm their obligations thereunder.


     Dated as of September 28, 2000.

                              FISHER-PRICE, INC.
                              MATTEL SALES CORP.

                              By: /s/ William Stavro
                                ------------------------
                                William Stavro
                                Senior Vice President and
                                Treasurer